UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 5, 2022

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The 2022 annual meeting of stockholders (the “Annual Meeting”) of Unisys Corporation (the “Company”) was held on May 5, 2022.

(b)    The following matters were voted upon at the Annual Meeting and received the following votes:

(1)    The individuals listed below were elected to serve as directors of the Company:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter A. Altabef	58,748,688	917,254	76,369	4,045,846
Nathaniel A. Davis	55,270,587	4,392,756	78,968	4,045,846
Matthew J. Desch	58,010,814	1,653,642	77,855	4,045,846
Denise K. Fletcher	57,253,355	2,410,968	77,988	4,045,846
Philippe Germond	57,897,377	1,766,998	77,936	4,045,846
Deborah Lee James	57,913,883	1,756,550	71,878	4,045,846
Paul E. Martin	57,014,583	2,649,053	78,675	4,045,846
Regina Paolillo	58,020,242	1,651,533	70,536	4,045,846
Troy K. Richardson	59,049,111	612,973	80,227	4,045,846
Lee D. Roberts	58,306,060	1,357,106	79,145	4,045,846
Roxanne Taylor	59,050,129	621,853	70,329	4,045,846

(2)    A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 was approved with 63,281,919 votes for; 416,195 votes against; and 90,043 abstentions.

(3)    A proposal to approve a resolution approving executive compensation on an advisory basis was approved with 58,338,085 votes for; 1,263,092 votes against; 141,134 abstentions; and 4,045,846 broker non-votes.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: May 9, 2022	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer